Exhibit 10.4(a)

Microsoft Confidential Information

MICROSOFT EMEA

ENTERPRISE SOFTWARE ADVISOR AGREEMENT

FISCAL YEAR 2005 H2

TERMS AND CONDITIONS

In these terms and conditions you means the company or entity named in the Details and Acceptance, and includes your successors and permitted assigns. It does not include any of your affiliates. Affiliates are defined as companies or legal entities under your control or under common control with you. We or us means Microsoft and includes our successors and assigns. Both of us, each of us, either of us, neither of us means you and we. The Effective Date is set out in the Details and Acceptance.

Defined terms bear the meaning ascribed to them in the Details and Acceptance unless otherwise stated.

1.	Purpose

The purpose of this Agreement is to set forth the terms and conditions by which we appoint you as a non-exclusive Enterprise Software Advisor in the Territory for support in the licensing and sale of Microsoft Enterprise Agreements in the Territory. We operate the Enterprise Software Advisor Program (“ESA Program”) only in conjunction with the licensing and sale of Enterprise Software Products pursuant to Enterprise Enrollments.

2.	Definitions

Except as set forth above, all capitalized terms included in this Agreement are defined as follows.

2.1 “Company Claims” means any default, breach or alleged breach of your obligations, promises, representations, warranties or agreements relating to the Agreement, or any act or omission of yours relating to your role as an Enterprise Software Advisor under the Agreement.

2.2 “Documentation Components” means the supplemental disk sets and Enterprise Software Product documentation that may be available for purchase (for further resale to Enterprise Agreement Customers in the Territory) by you from Microsoft World Wide Fulfillment or such other fulfillment source that we may designate. These Documentation Components do not entitle any purchaser to license rights to any Enterprise Software Products. Your purchases and resale of such Documentation Components do not entitle you to any ESA Fees.

2.3 “Enterprise Agreement Customer” means any business entity, identifiable division, business unit or office location which has a current Enterprise Enrollment.

2.4 “Enterprise Software Products” means the Microsoft software products which we will designate from time to time, that may be reproduced and run by Enterprise Agreement Customers under any form of Enrollment Agreement, excluding Documentation Components; Microsoft product support services, and consulting.

2.5 “Enterprise Software Advisor” or “ESA” means an entity that we have authorized to receive payment from Microsoft in exchange for certain services performed for Enterprise Agreement Customers.

2.6 “Enterprise Software Advisor Fees” or “ESA Fees” means the fees described on Schedule B that may be earned by an Enterprise Software Advisor for the performance of the functions set forth on Schedule A.

2.7 “Enterprise Agreement” means the Microsoft Enterprise Agreement and any successor agreement even if identified by a different name, in such form as we will determine.

2.8 “Enterprise Enrollment” means any enrollment relevant to the Enterprise Agreement, and any successor agreement even if identified by a different name, which is entered into by an Enterprise Agreement Customer and Microsoft.

2.9 “Taxes” means any local, foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under the Agreement including, without limitation, (i) any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of goods and services to Microsoft by the ESA under the Agreement, (ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of the ESA, (iii) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (iv) any taxes imposed or assessed after the date upon which the Agreement is terminated, (v) taxes based upon or imposed with reference to the ESA’s real and/or personal property ownership and (vi) any taxes similar to or in the nature of those taxes described in (i), (ii), (iii), (iv) or (v) above, now or hereafter imposed on the ESA (or any third parties with which the ESA is permitted to enter into agreements relating to its undertakings hereunder), together with any penalties, interest or any additions thereto.

2.10 “Incremental Revenue” means (i) for Enterprise Agreements, revenue for (A) additional desktops added to the Enterprise Agreement during an annual True-up (excluding those additional desktops added as part of an acquisition, merger, takeover, consolidation or other similar transaction) and (B) the first order for an additional product added more than sixty (60) days after

Microsoft European Operations Centre	Tel: +353 1 295 3826	Microsoft Confidential Information
The Atrium Building, Block B	Fax: +353 1706 4110
Carmanhall Road
Sandyford Industrial Estate
Dublin 18
Ireland

execution of the Enterprise Agreement by us, and (ii) for Enterprise Subscription Agreements, revenue for the first order for an additional product added more than sixty (60) days after execution of the Enterprise Subscription Agreement by us.

3.	Your Responsibilities and Enterprise Software Advisor Fees

3.1	Enterprise Software Advisor Responsibilities and Obligations.

(a) Each of Microsoft’s Enterprise Agreement Customers will designate an Enterprise Software Advisor on each Enterprise Enrollment signed by such customer. We shall notify you when you are designated by an Enterprise Agreement Customer as its Enterprise Software Advisor, and you, with respect to such Enterprise Agreement Customer, will perform the functions specified in Schedule A, attached hereto and incorporated herein by reference.

(b) An Enterprise Agreement Customer may unilaterally change its designated Enterprise Software Advisor in accordance with the terms of its Enterprise Agreement, and will notify you of any termination of its designation. In such event, you shall not be entitled to any compensation for such Enterprise Agreement Customer’s orders or payments received by us after the date of such termination. You agree that we shall have no liability to you arising from an Enterprise Agreement Customer’s unilateral decision to change its Enterprise Software Advisor.

(c) Microsoft and its Enterprise Agreement Customers will be the only parties to Enterprise Agreements and Enterprise Enrollments and at no time will you have or acquire any title, interest, license or right in or to any Microsoft Enterprise Software Products or other Microsoft services. You acknowledge that we remain free to license Microsoft software or sell services in any way we choose, whether directly or indirectly through distributors or intermediaries or by any other means, and at such prices and on any other terms we choose.

3.2	Enterprise Software Advisor Fees.

(a) The purpose of an Enterprise Software Advisor Fee is to compensate you for providing support and services to customers, and not for services you render on behalf of a customer when the customer pays you directly. You are entitled to receive an Enterprise Software Advisor Fee only when we receive payment in full of each individual invoice for Enterprise Software Products under an Enterprise Enrollment with respect to which you have been designated as the Enterprise Software Advisor and for so long as that designation remains current. Participation as an Enterprise Software Advisor in the ESA Program does not guarantee that you will earn any fees unless the preceding conditions are met. Enterprise Software Advisor Fees are as specified in the attached Schedule B. Fees are calculated by multiplying the relevant percentages (in Exhibit B) by the value of the relevant payment received (in the currency in which it is received) from the Enterprise Enrollment and are net of any sales, use, value added or other comparable taxes or governmental charges collected from the Enterprise Agreement Customer, and net of returns and adjustments. The Enterprise Software Advisor Fee Level will be set on the date the Enterprise Enrollment is executed by us and will not be adjusted for increases or decreases in desktop commitment.

(b) All Enterprise Software Advisor Fees are payable only on Enterprise Software Products for Enterprise Enrollments where your designation by the Enterprise Agreement Customer is current and will cease to be payable to the extent that an Enterprise Enrollment with respect to which you have been designated expires or terminates or is withdrawn for any reason. Enterprise Software Advisor Fees will be paid only to the Enterprise Software Advisor of record at the time we invoice the Enterprise Agreement Customer.

(c) Payment of Enterprise Software Advisor Fees is dependent on your satisfactory performance of the functions specified in the attached Schedule A, as determined by us in our sole but reasonable discretion. Enterprise Software Advisor Fees for any individual Enterprise Agreement or Enterprise Enrollment may be withheld or reduced at our discretion if you are in breach of any of your obligations to us under this Agreement. Further details are specified in the Enterprise Software Advisor Policies and Procedures Manual. Obligations include, without limitation: (i) performance of the functions outlined in Schedule A and (ii) compliance with the Enterprise Software Advisor Policies and Procedures Manual.

(d) Enterprise Software Advisor Fees shall not be paid in respect of any other agreement between the Enterprise Agreement Customer and Microsoft or for any order by such customer for services other than provided under the applicable Enterprise Enrollment. You are not eligible to receive Enterprise Software Advisor Fees for any Eligible Licenses acquired by, or services provided to, you or any of your affiliates. You acknowledge and agree that you do not expect and are not entitled to any payments for your activities under or relating to this Agreement other than fees as stated in this Agreement.

(e) In the event the Enterprise Agreement Customer receives a credit from us, we will adjust your Enterprise Software Advisor Fee to reflect such credit.

(f) In the event we allow an Enterprise Agreement Customer to make unequal annual payments, the annual Enterprise Software Advisor Fee will be calculated as if all annual payments were equal. Additionally, in the event an Enterprise Agreement Customer elects to combine all annual payments into one, the Enterprise Software Advisor Fee will be calculated as if the Enterprise Agreement Customer made equal annual payments for each year of the Enterprise Agreement.

3.3 Payment of Fees. We shall pay you Enterprise Software Advisor Fees within thirty (30) days of the date we receive payment from the Enterprise Agreement Customer and/or the date we receive a valid invoice from you for such fees, whichever is

Microsoft Ireland Operations, Ltd.

Directors: Matt Rossmeissl (US), Paul Rellis (IRL), Dermor Igoe (IRL), Joseph Macri (ITA; Aul), Kevin Fay (US).

Registered number: 256796      Registered Office: 30 Herbert Street. Dublin 2.      V.A.T      Reg No. IE 8256796 U

Microsoft Confidential Information

last. You must invoice us for Enterprise Software Advisor Fees within thirty (30) days after we send you the Enterprise Software Advisor Fee statement. You must submit an invoice to us at the address listed below for all Enterprise Software Advisor Fees due to you. Invoices must be sent to:

Microsoft Ireland Operations Limited

Accounts Payable Department

PO Box 8337

Foxrock

Dublin 18

Ireland

All payments shall be in the form of a bank transfer. In order to receive payment, you must complete and submit the Bank Transfer Information Form provided to you by us. You agree to immediately notify us of any change in the information supplied in such form. Upon payment of the Enterprise Software Advisor Fee, we will provide you a statement showing the relevant details of the relevant Enterprise Enrollment(s) and license purchases concerned and any compliance deductions so you can verify the amount paid. If you have any questions regarding payments hereunder, you must contact us in writing within thirty (30) days of receipt of the statement, after which time all payments shall be treated in all respects as final. All Enterprise Software Advisor Fees will be paid in the currency in which we invoice the Enterprise Agreement Customer.

3.4 Taxes. We are not liable for any of the Taxes of the ESA that you are legally obligated to pay which are incurred or arise in connection with or related to the provision of services under this Agreement, and all such Taxes (including but not limited to net income or gross receipts taxes, franchise taxes, and/or property taxes) shall be your financial responsibility, provided that we shall pay to you any sales or use taxes that are owed by us solely as a result of entering into this Agreement and which are required to be collected from us by you under applicable law. We may provide to you a valid exemption certificate in which case you shall not collect the taxes covered by such certificate. You agree to indemnify, defend and hold us harmless from any Taxes (including sales or use taxes paid by us to you) or claims, causes of action, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to such Taxes.

If taxes are required to be withheld on any amounts otherwise to be paid by us to you, we will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. At your written request and expense, we will use reasonable efforts to cooperate with and assist you in obtaining tax certificates or other appropriate documentation evidencing such payment, provided, however, that the responsibility for such documentation shall remain with you.

This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

3.5 Compensation from Customers for These Services; Disclosure. In situations where you are receiving any compensation (money or otherwise) from an Enterprise Agreement Customer for providing pre-sales support; or where you have a fiduciary relationship with Customer, you will be required to disclose to the Enterprise Agreement Customer, that you may earn fees from us for your presale services. If you are servicing a government customer, you will be required to disclose to them in writing, before providing any advice to such government customers relating to licensed software or services, that you may be receiving an Enterprise Software Advisor Fee from us for providing pre-sales support and other services.

4.	Your Role and Additional Obligations

4.1 No Authority. We give you no authority to act in any way on our behalf or on behalf of any Microsoft company. Accordingly, you acknowledge and agree that you have no authority to, and undertake you will not, directly or indirectly accept, negotiate, execute or conclude any customer order or contract for Microsoft Enterprise Software Products and will not seek to commit or bind Microsoft or render liable Microsoft or any Microsoft company in any way with respect to the ESA Program. Without limiting any of the foregoing, you have no authority to vary, and accordingly you undertake that you will not vary or seek to vary, the terms and conditions of any Enterprise Agreement or Enterprise Enrollment or the basis on which any customer obtains any Microsoft licenses or services.

4.2 Relationship With Other Roles. If at any time before the Effective Date you have been a Large Account Reseller appointed by us or any other Microsoft company, you acknowledge and agree that such role, and any contract under which it has engaged to carry it out, are separate and distinct from your role under this Agreement and that this Agreement and your role under it commenced on the Effective Date and not any date before.

4.3 Employee Training and Qualification Requirements. You agree to appoint at least two Volume Licensing Administrators (VLAs) at each of your operations centers who have successfully completed the Microsoft Volume Licensing Administrator Certification course and passed the examination, and are generally knowledgeable on Microsoft software products and Microsoft’s Volume Licensing Programs, as well as online tools and systems necessary to interact with Microsoft further to the purposes of this Agreement. Each VLA will need to complete the course annually to stay up to date and comply with these obligations for VLA certification.

Your VLAs will be responsible for general administration for your Enterprise Agreement Customers, administration of billings and transactions, contract compliance, dissemination of all program information as necessary within your organization and for working and interacting with Microsoft in regards to any problems relevant to a particular Enterprise Agreement Customer.

Microsoft European Operations Centre	Tel:	+353 1 295 3826	Microsoft Confidential Information
The Atrium Building, Block B	Fax:	+353 1706 4110
Carmanhall Road
Sandyford Industrial Estate
Dublin 18
Ireland

You also agree to appoint at least two Licensing Sales Specialists (LSSs) and/or Licensing Sales Experts (LSEs) at each of your sales locations (countries) who have successfully completed the relevant course and passed the examination. The LSS and/or LSE will be responsible for maintaining and advising on appropriate Microsoft licensing solutions and licensing services to customers.

You will provide us, with at least 10 days advance written notice of any change in the individuals serving as your VLA, LSS or LSE. You agree to make those individuals, as well as other employees, available for other training, as appropriate, at such times and places as we reasonably request. You must maintain a sufficiently trained staff of responsive professionals capable of advising Microsoft customers, with documented competence on Microsoft’s software licensing programs and generally knowledgeable on Microsoft software products.

4.4 Enterprise Software Advisor Policies and Procedures Manual. The Microsoft Enterprise Software Advisor Policies and Procedures Manual located on https://www.explore.ms (or other such address as we may notify) is hereby incorporated by reference into this Agreement. You confirm that you will regularly consult the on-line Enterprise Software Advisor Policies and Procedures. You acknowledge and agree that you will use your best efforts to comply with all terms and conditions of the Microsoft Enterprise Software Advisor Policies and Procedures Manual, provided to you by us as may be modified by us from time to time, and agree to be bound by any such changes.

4.5 Anti-Piracy. You agree to comply with all applicable laws and regulations. In your dealings with Enterprise Agreement Customers, these laws may include laws relating to corrupt practices, corrupting benefits and secret commissions. You agree to report to us, as soon as possible after you notice it, any suspected counterfeiting, piracy or other infringement of copyright in computer programs, manuals, marketing materials or other copyrighted materials owned by us or any Microsoft company and agree to reasonably cooperate with us in the investigation of counterfeit, pirated or illegal software.

5.	Term and Termination

5.1 Term. This Agreement shall be effective on the Effective Date and shall, unless terminated earlier as provided in section 5.2 below, terminate on the Termination Date. This Agreement will not be automatically renewed upon expiration and we make no representation or commitment that we will upon expiration of this Agreement enter into a new Enterprise Software Advisor Agreement with you.

5.2 Termination.

(a) Termination by either Party. Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days prior written notice Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement under this section.

(b) Termination by Microsoft. Without prejudice to Microsoft’s other rights or remedies, we shall have the right to terminate this Agreement immediately upon written notice if any of the following events occurs;

(i) If you breach any of the material terms or conditions of this Agreement, and such breach remains unremedied to our reasonable satisfaction for thirty (30) calendar days after you receive written notice of such breach; or

(ii) If you make any assignment or attempt to make an assignment for the benefit of creditors, file a petition in bankruptcy, or are adjudged bankrupt or become insolvent, or are placed in the hands of a receiver. The equivalent of any of these proceedings or acts, though known and/or designated by some other name or term in the Territory, shall likewise constitute grounds for termination of this Agreement.

(iii) If there is a change in your controlling interest.

5.3	Obligations on Termination.

Upon termination or expiration of this Agreement, we shall retain the right, at our sole discretion, to direct all of the Enterprise Agreement Customers for which you have been acting as Enterprise Software Advisor to a newly designated Enterprise Software Advisor. In such event, you shall not, under any circumstances, be entitled to any compensation for such Enterprise Agreement Customers’ orders or payments received by us after the effective date of such termination or expiration. If an Enterprise Agreement Customer does not designate a new Enterprise Software Advisor, you may, at our sole discretion and unless this Agreement has been terminated for cause, continue to be eligible to receive Enterprise Software Advisor Fees related to payments received by us from such Enterprise Agreement Customer until the applicable Enterprise Enrollment expires, provided that you abide by all terms and conditions of this Agreement, including without limitation, continuation of the functions specified in the attached Schedule A.

6.	Limitation of Liability; Limitation on Remedy Reservation of Rights

6.1. Limitation of Liability. WE SHALL NOT BE LIABLE TO YOU FOR ANY LOSS, DAMAGE, OR INJURY ARISING OUT OF THIS AGREEMENT (INCLUDING CLAIMS FOR BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF

Microsoft Ireland Operations Ltd.

Directors: Matt Rossmeissl (US), Paul Rellis (IRL), Dermot Igoe (IRL), Joseph Macri (ITA; Aul), Kevin Fay (US).

Registered number: 256796        Registered Office: 30 Herbert Street, Dublin 2.        V.A.T. Reg No. IE 8256796 U

Microsoft Confidential Information

BUSINESS INFORMATION) WHETHER SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL AND WHETHER OR NOT CAUSED BY OUR NEGLIGENCE OR THAT OF OUR EMPLOYEES OR AGENTS, EVEN IF WE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.2. Limitation On Remedy. IN ANY CASE, THE LIABILITY OF MICROSOFT UNDER ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF ENTERPRISE SOFTWARE ADVISOR FEES ACTUALLY PAID BY US UNDER THIS AGREEMENT. OUR LIMITATION ON REMEDY IS CUMULATIVE WITH ALL OF OUR EXPENDITURES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. YOU RELEASE US FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THE LIMITATION.

6.3. Reservation of Rights. We expressly reserve the right at any time to terminate any Enterprise Agreement Customer’s status as an end user in the event such customer fails to comply with the terms of the Enterprise Agreement or any Enterprise Enrollment. We agree to promptly notify you of the termination of any Enterprise Agreement Customer for which you are the Enterprise Software Advisor If we terminate a given customer, you will not have any claims against us for damages or lost profits resulting from such termination.

7.	Defense Obligations

You shall defend us, our subsidiaries, and affiliated companies from and against any claims, losses and damages relating to any Company Claim. Your obligations to defend us shall only apply provided that you are immediately notified in writing of any such Company Claim At our sole option, we may participate in the selection of counsel, defense and settlement of any Company Claim covered by this section 7, or may tender sole control over the defense or settlement of the Company Claim to you. If we choose to participate in the selection of counsel, defense and settlement of such claims, the parties shall work together in good faith to reach decisions which are mutually acceptable to both parties. We shall provide reasonable assistance in the defense of all Company Claims.

8.	Delay in Performance

Neither party shall be liable to the other party for failure to comply with any obligations hereunder where such failure is caused by any reason beyond it reasonable control, including, but not limited to, act of God, riot, strike, lockouts, trade disputes or labor disturbance, accident, breakdown of machinery, fire, flood, storm or difficulty in obtaining workmen, materials or transport, so long as it resumes compliance as soon as practicable after the reason preventing or delaying compliance no longer exists.

9.	Entire Agreement/Modification

This Agreement and all attached Schedules constitute the entire agreement between us and you, and supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof. Any representations, promises, or conditions in connection therewith not in writing signed by both parties shall not be binding upon either party Any changes or modifications to this Agreement must be made in writing and with the mutual agreement of the parties.

10.	Attorney’s Fees; Governing Law

This Agreement will be governed by and construed in accordance with the laws of Ireland. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Both of us agree that the Courts of Ireland are to have jurisdiction to settle any disputes that may arise out of or in connection with this Agreement. Nothing in this section limits our right to take proceedings against you in any other court of competent jurisdiction. In the event an action is commenced to enforce a party’s rights under this Agreement, the prevailing party (as determined by the court) in such action shall be entitled to recover its reasonable costs and attorneys’ fees.

11.	No Assignment

You may not assign or transfer this Agreement or your rights or obligations under it, whether by contract or by operation of law, without our prior written consent. We may assign this Agreement or any portions thereof, to any Microsoft related company or business entity Any prohibited assignment is void.

12.	Notices

All notices required or contemplated further to sections 5 and 7 of this Agreement shall be in writing, delivered by certified mail (return receipt requested), or via overnight courier (e.g., Federal Express, or DHL), and addressed as follows:

If to Microsoft:	Microsoft Ireland Operations Limited Atrium Building Block B Carmenhall Road Sandyford Industrial Estate Dublin 18, Ireland Attn: Volume Licensing Operations

If to Company:

Microsoft European Operations Centre	Tel:	+353 1 295 3826	Microsoft Confidential Information
The Atrium Building, Block B	Fax:	+353 1706 4110
Carmanhall Road
Sandyford Industrial Estate
Dublin 18
Ireland

____________________________________________________________________________________________________

Attn:	____________________________________________________________________________________________________

Such notices shall be deemed given three (3) business days after being deposited with the national postal service mail or one business day after being delivered with an overnight carrier.

All other notices must be in writing and may be given by any reasonable means (including post, fax or email) addressed lo the contact person stated in the Details and Acceptance.

13.	Confidentiality

“Confidential Information” means nonpublic information that you, we, or an affiliate designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. You and we must refrain from disclosing any Confidential Information of the other for (5) five years following the date of disclosure, except that if the Confidential Information is personal information, there is no time limit regarding non-disclosure. However, Confidential Information may be disclosed in accordance with a judicial or other governmental order, if the receiving party either (i) gives reasonable notice of the order to allow the other party a reasonable opportunity to seek a protective order or otherwise prevent or restrict its disclosure, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will protect the Confidential Information to the maximum level allowed under applicable law or regulation. The term “residuals” means information in intangible form, which is retained in memory by persons who have had access to the Confidential Information, including ideas, concepts, know-how, or techniques contained therein. You and we are free to use the residuals resulting from access to or work with Confidential Information for any purpose; however, the receiving party may not disclose the Confidential Information except as expressly permitted pursuant to the terms of this Agreement. The receiving party will not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. One party may provide the other party with suggestions, comments or voluntary feedback if it does not violate any other contractual or legal obligations. This feedback may be used, disclosed, reproduced, licensed, distributed and exploited by either party without obligation or restriction of any kind. Unless the parties specifically agree in writing, this feedback, even if designated as confidential, will not create a confidentiality obligation. This sub-paragraph does not grant a license to the receiving party under the disclosing party’s copyrights or patents.

You agree to keep in confidence any customer information given to you by us under the terms of this Agreement. You also agree to lake reasonable security measures to protect the customer information from unauthorized use, access, disclosure, alteration or destruction. Security measures will include access controls, encryption and any other security means that are required to comply with applicable laws. Upon termination or expiration of this Agreement, within 10 days and at our sole discretion, you will either (i) return all documents and materials (including any and all copies) containing customer information, together with all other materials and property in your possession or under your control or (ii) destroy all such specified documents and materials (including any and all copies) and provide us with a certificate of destruction signed by an officer of your company.

14.	Severability

If any judicial or other competent authority holds any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and the parties will amend the Agreement to give effect to the stricken clause lo the maximum extent possible.

15.	Survival

Sections 3.2. 3.3, 3.4,4.4, 5.3,6.7,8, 9,10.11,13,14.15, and 18 shall survive any termination of this Agreement.

16.	Varrations

No variation, modification or alteration of any of the terms of this Agreement will be binding unless in writing and signed by authorized representatives on behalf of both of the parties.

17.	Waiver

No waiver of any breach of this Agreement shall be a waiver of any other breach, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

18.	No Partnership or Agency

At no time do you have the power to (a) bind us, (b) vary any terms, conditions, warranties or covenants made by us, or (c) create in favor of any person any rights which we have not previously authorized in writing. Neither this Agreement, nor any of its provisions, will be construed as creating a partnership, joint venture, agency, franchise relationship or any fiduciary duty between you and us

Microsoft Ireland Operations Ltd.

Directors: Matt Rossmeissl (US), Paul Rellis (IRL), Dermot Igoe (IRL), Joseph Macr; (ITA; Aul), Kevin Fay (US).

Registered number: 256796        Registered Office: 30 Herbert Street, Dublin 2.        V.A.T. Reg No. IE 8256796 U

Microsoft Confidential Information

Schedule A

ESA Functions and Minimum Service Standards

You must perform the ESA Functions described below in accordance with the following minimum standards and in compliance with the Enterprise Software Advisor Policies and Procedures Manual provided by us. We may, in our sole but reasonable discretion, withhold, or take compliance deductions from Enterprise Software Advisor Fees if you fail to satisfactorily perform any of the ESA requirements in accordance with these standards.

1.	Agreement Transmission

A. “Timely” means our receipt of an Enterprise Agreement or Enterprise Enrollment, executed by the Enterprise Agreement Customer, within fifteen (15) business days of the date the Enterprise Agreement Customer executes the Enterprise Agreement or Enterprise Enrollment.

B. “Valid” means our receipt of an Enterprise Agreement or Enterprise Enrollment that is:

1.	Executed and completed by the Enterprise Agreement Customer and you,

2.	Free from errors in fields completed by the customer or by you,

3.	Containing all information required to be completed (including all associated checklists),

4.	In the form provided by us, and

5.	Signed by the customer.

2.	True-up Activities

A. “Timely” means our receipt of an Enterprise Agreement Customer’s True-up report by the date required by us.

B. “Valid” means our receipt of an Enterprise Agreement Customer’s True-up report containing all information required to be completed by the Enterprise Agreement Customer and which you believe to be an accurate account of such Enterprise Agreement Customer’s True-up activity.

3.	Licensing Support Call Center

You shall maintain a licensing support call center for Enterprise Agreement Customers which have designated you as their Enterprise Software Advisor. Such licensing support call center shall be available to Enterprise Agreement Customers from a minimum of 9:00AM to 6:00PM, (local time in the countries in which you are operating as an ESA), Monday through Friday excluding national holidays.

Microsoft European Operations Centre	Tel:	+353 1 295 3826	Microsoft Confidential Information
The Atrium Building, Block B	Fax:	+353 1 706 4110
Carmanhall Road
Sandyford Industrial Estate
Dublin 18
Ireland

ESA Functions for All Agreement Levels

(Minimum Service Standards for these Requirements are set forth above)

•	Pre-sales and post-sales activities:

•	Pre-sales profiling of customer agreement eligibility

•	Timely pre-credit and credit check submission

•	Identify affiliate billing & media requirements

•	Additional product requirements

•	Consultation and explanation of licensing options

•	Program comparisons

•	Licensing expertise

•	Contract Management activities:

•	Customer assistance with the entry of order/agreement information

•	Timely receipt, signature confirmation and transmission of Valid Enterprise Agreements and Enterprise Enrollments to Microsoft Operations Centers

•	License Reporting activities:

•	Tracking and reporting of license purchase history

•	Ensure accurate desktop counts, reflecting the agreement holders mergers & acquisitions

•	Timely receipt, signature confirmation and transmission of Valid additional Enterprise Software Product orders and supplemental media orders to Microsoft Operations Centers

•	Provide the Enterprise Agreement Customer with status and tracking information resulting from supplemental media orders

•	True-up Management activities:

•	Tracking and reporting of additional products

•	Timely receipt, signature confirmation and transmission of Valid True-up reporting to Microsoft Operations Centers

•	Licensing Support activities:

•	Licensing Support Call Center providing phone support of licensing questions and issues (covering the lead customer and its affiliates for which ESA functions are being provided for)

•	Provide ongoing program & product licensing expertise

Microsoft Ireland Operations Ltd.

Directors: Matt Rossmeissl (US), Paul Rellis (IRL), Dermot Igoe (IRL), Joseph Macri (ITA; Aul), Kevin Fay (US).

Registered number: 256796        Registered Office: 30 Herbert Street, Dublin 2.        V.A.T. Reg No. IE 8256796 U

Microsoft Confidential Information

Schedule B

Enterprise Software Advisor Fees

This Enterprise Software Advisor Fee schedule is effective for all Enterprise invoices paid in full after July 1, 2004.

Fee Level	Customer Segment	Enterprise Software Advisor Fee
1	6,000+ Desktops	First year of all Enterprise Enrollments: % of initial licensed product purchases • ***% Pre-sales engagement • ***% Licensing Expertise • ***% True-up activities

Subsequent Years of all Enterprise Enrollments: % of initial licensed product purchases • ***% Licensing Expertise • ***% True-up activities

***% for incremental revenue

2	750-5,999 Desktops	First year of all Enterprise Enrollments: % of initial licensed product purchases • ***% Pre-sales engagement • ***% Licensing Expertise • ***% True-up activities

Subsequent Years of all Enterprise Enrollments: % of initial licensed product purchases • ***% Licensing Expertise • ***% True-up activities

***% for incremental revenue

3	<750 Desktops	First year of all Enterprise Enrollments: % of initial licensed product purchases • ***% Pre-sales engagement • ***% Licensing Expertise • ***% True-up activities

Subsequent Years of all Enterprise Enrollments: % of initial licensed product purchases • ***% Licensing Expertise • ***% True-up activities

***% for incremental revenue

4	Unlimited Access and Infrastructure Enterprise Agreements	First Year of all Enterprise Enrollments: ***% of initial licensed software acquisitions Subsequent Years of all Enterprise Enrollments: ***% of initial licensed software acquisitions

5	Retail Enterprise Agreements	First Year of all Enterprise Enrollments: ***% of initial licensed software acquisitions

Subsequent Years of all Enterprise Enrollments: ***% of initial licensed software acquisitions

***% for incremental revenue

***	Information omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Securities and Exchange Commission.

Non-standard Enterprise Commitment

From time to time we may execute a non-standard enterprise agreement to accommodate a specific implementation scenario or business structure. For those agreements, we will provide you with a custom fee schedule specific to the individual enterprise agreement.

Microsoft European Operations Centre	Tel:	+353 1 295 3826	Microsoft Confidential Information
The Atrium Building, Block B	Fax:	+353 1 706 4110
Carmanhall Road
Sandyford Industrial Estate
Dublin 18
Ireland

DEFINITIONS

“First year of all Enterprise Enrollments” means the invoiced value of the first annual installment of an Enterprise Agreement Enrollment (New or Renewal), and excludes incremental revenue, any additional products, or other licenses purchased after signing. Fee % is paid on revenue of initial licensed product purchases.

“Subsequent years of all Enterprise Enrollments” means the invoiced value of annual installments of an Enterprise Agreement Enrollment (New or Renewal) subsequent to the first year of all Enterprise Enrollments, and excludes incremental revenue, buy-outs for Enterprise Subscription Agreements, any additional products, or other licenses purchased after signing. Fee % is paid on revenue of initial licensed product purchases.

“Incremental Revenue” means

(i) for Enterprise Agreements, revenue for:

(A) additional desktops added to the Enterprise Agreement during an annual True-up (excluding those additional desktops added as part of an acquisition, merger, takeover, consolidation or other similar transaction), and

(B) the first order for an additional product added more than sixty (60) days after execution of the Enterprise Agreement by us; and

(ii) for Enterprise Subscription Agreements, revenue for the first order for an additional product added more than sixty (60) days after execution of the Enterprise Subscription Agreement by us. Any revenue derived from the buy-out option is not considered incremental revenue, nor is it eligible for any other ESA fees.

“Additional Desktops” means additional Qualified Desktops (as defined in an Enterprise Agreement) acquired by the Enterprise Agreement Customer (as defined in the Enterprise Software Agreement) since the last anniversary date of the Enterprise Enrollment and excludes desktops added as a result of mergers, acquisitions, takeovers, consolidations, combinations or similar transactions (including buy-outs from Enterprise Subscription Agreements).

Microsoft Ireland Operations Ltd.

Directors: Matt Rossmeissl (US), Paul Rellis (IRL), Dermot Igoe (IRL), Joseph Macri (ITA; Aul), Kevin Fay (US).

Registered number: 256796        Registered Office: 30 Herbert Street, Dublin 2.        V.A.T. Reg No. IE 8256796 U

Microsoft European Operations Centre	Tel:	+353 1 295 3826	Microsoft Confidential Information
The Atrium Building, Block B	Fax:	+353 1 706 4110
Carmanhall Road
Sandyford Industrial Estate
Dublin 18
Ireland

MICROSOFT EMEA ENTERPRISE SOFTWARE ADVISOR (ESA) AGREEMENT

FISCAL YEAR 2005 H2

DETAILS AND ACCEPTANCE

Term	Effective Date: January 1, 2005	Termination Date: June 30, 2005
Customer - number	Currency for invoicing and payment	EUR
Territory	European Union and European Free Trade Association member countries

This agreement consists of (1) this Details and Acceptance Page, (2) the attached Terms and Conditions, and (3) the ESA Policy and Procedure Handbook. Please return two signed originals for the attention of Feargal O’ Buachain. Contracts Coordinator, at the Microsoft address listed below.

Customer Name and address	Software Spectrum GmbH

Gutenbergstrasse I, Ismanning D-85737, Germany

Bank account information

Primary contact name & title	Rhonda Robati, VP Operations EMEA

Tel	0049 89 945 80 820 Fax: 0049 89 945 80 901

email & internet address	www.softwarespectrum.com

Customer Acceptance	The customer agrees to the terms and conditions of this Agreement

Signature	/s/ Rhonda Robati

Name (print)	Rhonda Robati

Title	VP Operations EMEA Date: 03 February 2005

Microsoft Name and Address	Microsoft Ireland Operations Limited Atrium Building Block B, Carmen Hall Road, Sandyford Industrial Estate, Dublin 18, Ireland (“Microsoft”)

Bank account information	Citibank N.A. Swift Code: CITIGB2L Sort Code: 185008

Account Number 3165701 (EUR)

Citibank House, 336 Strand, London WC2R 1HB, UK

Microsoft Acceptance	Microsoft Ireland Operations Limited agrees to the terms and conditions of this Agreement

Signature	/s/ ILLEGIBLE

Name (print)

Title	Date: 09 Feb 2005

Microsoft Ireland Operations Ltd.

Directors: Matt Rossmeissl (US), Paul Rellis (IRL), Dermot Igoe (IRL), Joseph Macri (ITA; Aul), Kevin Fay (US).

Registered number: 256796        Registered Office: 30 Herbert Street, Dublin 2.        V.A.T. Reg No. IE 8256796 U

Microsoft European Operations Centre	Tel:	+353 1 295 3826	Microsoft Confidential Information
The Atrium Building, Block B	Fax:	+353 1 706 4110
Carmanhall Road
Sandyford Industrial Estate
Dublin 18
Ireland

MICROSOFT EMEA ENTERPRISE SOFTWARE ADVISOR (ESA) AGREEMENT

FISCAL YEAR 2005 H2

DETAILS AND ACCEPTANCE

Term	Effective Date: January 1, 2005	Termination Date: June 30, 2005
Customer - number	Currency for invoicing and payment	EUR
Territory	European Union and European Free Trade Association member countries

This agreement consists of (1) this Details and Acceptance Page, (2) the attached Terms and Conditions, and (3) the ESA Policy and Procedure Handbook. Please return two signed originals for the attention of Feargal O’ Buachain. Contracts Coordinator, at the Microsoft address listed below.

Customer Name and address	Software Spectrum GmbH

Gutenbergstrasse I, Ismanning D-85737, Germany

Bank account information

Primary contact name & title	Rhonda Robati, VP Operations EMEA

Tel	0049 89 945 80 820 Fax: 0049 89 945 80 901

email & internet address	www.softwarespectrum.com

Customer Acceptance	The customer agrees to the terms and conditions of this Agreement

Signature	/s/ Rhonda Robat

Name (print)	Rhonda Robati

Title	VP Operations EMEA Date: 03 February 2005

Microsoft Name and Address	Microsoft Ireland Operations Limited Atrium Building Block B, Carmen Hall Road, Sandyford Industrial Estate, Dublin 18, Ireland (“Microsoft”)

Bank account information	Citibank N.A. Swift Code: CITIGB2L Sort Code: 185008

Account Number 3165701 (EUR)

Citibank House, 336 Strand, London WC2R 1HB, UK

Microsoft Acceptance	Microsoft Ireland Operations Limited agrees to the terms and conditions of this Agreement

Signature

Name (print)

Title	Date:

Microsoft Ireland Operations Ltd.

Directors: Matt Rossmeissl (US), Paul Rellis (IRL), Dermot Igoe (IRL), Joseph Macri (ITA; Aul), Kevin Fay (US).

Registered number: 256796        Registered Office: 30 Herbert Street, Dublin 2.        V.A.T. Reg No. IE 8256796 U